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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of TalentPoint, Inc. and subsidiaries on Form S-1 of our report on the combined financial statements of International Holding Company, Inc. and Insurance Services, Inc. and subsidiaries dated November 19, 1999, except for Note 3 as to which the date is December 1, 1999 and except for the effects of the reorganization and stock split described in Note 13 as to which the date is June 6, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated November 19, 1999 relating to the financial statement schedule appearing elsewhere in the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
June 22, 2000